Exhibit 99.(p)(2)

Subscription Agreement CLASS A SHARES, CLASS D SHARES AND CLASS I SHARES Effective as of April 2022 Investor Name 1 of 11 Ares Private Markets Fund This Investor Application is utilized for the offering of shares of beneficial interest, par value $0.001 per share (the “Shares”) of Ares Private Markets Fund (the “Fund”). This Investor Application may be used only by investors that are both (i) “accredited investors” within the meaning given to such term in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) “qualified clients” within the meaning given to such term in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Fund will offer Shares on a continuous basis. Shares will generally be offered for purchase as of the first business day of each calendar month, or at such other times as determined in the discretion of the Fund’s Board of Trustees. The purchase price of the Shares will be based on the net asset value per Share as of the date such Shares are purchased. Prior to a Closing Date, and to the receipt and acceptance of this Investor Application, your funds will be held in an escrow account at the Fund’s transfer agent, in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You will not become a shareholder in the Fund, and have no rights (including, without limitation, any voting or redemption rights, or any rights with respect to standing), until the relevant Closing Date. The Fund, in its discretion, may suspend the offering of its Shares at any time. • All Investor Applications must be received FIVE BUSINESS DAYS before the end of the month for a subscription to be accepted. • ALL WIRED AMOUNTS must be received THREE BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt. • ALL PURCHASE CHECKS must be received in time for such checks to clear at least THREE BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt. Therefore, it is recommended that all checks be received TEN BUSINESS days before the end of the month. • NOTE: subscriptions by individual retirement accounts (IRAs) require the signature of the qualified IRA custodian or trustee of the IRA. Please note that all information must be completed and executed in order for your subscription to be reviewed. If the Fund decides to accept the subscription, you will be admitted as a shareholder in the Fund (except as otherwise determined by the Fund in its sole discretion). You must immediately notify the Fund in the event that any of the representations or warranties or other information provided herein is or becomes inaccurate or incomplete in any respect. For more information, please contact the Fund at: Phone Number: 866-324-7348 Fax Number: 816-374-7420 Email: wmsoperations@aresmgmt.com Overnight Address: Ares Private Markets Fund c/o SS&C Technologies, Inc. 430 W 7th St Suite 219079 Kansas City, MO 64105 U.S. Mailing Address: Ares Private Markets Fund c/o SS&C Technologies, Inc. P.O. Box 219079 Kansas City, MO 64121-0979 Wiring Instructions: UMB Bank, N.A., Kansas City MO 64106 ABA: 101000695 Account Number: 9871976114 Account Name: Ares Private Market Fund FBO: (Insert Investor Name) PRIOR TO INVESTING, PLEASE READ CAREFULLY THE FUND’S PROSPECTUS. AN INVESTMENT IN THE FUND INVOLVES RISKS AND CONFLICTS OF INTEREST AS DESCRIBED IN THE PROSPECTUS. YOU MAY NOT SELL OR TRANSFER YOUR SHARES OR WITHDRAW FROM THE FUND EXCEPT AS PROVIDED FOR IN THE PROSPECTUS AND THE FUND’S ORGANIZATIONAL DOCUMENTS. Acknowledgments 1. I agree to become a shareholder of the Fund and in connection therewith subscribe for and agree to purchase Shares of the Fund on the terms provided for herein, in the Prospectus, the Statement of Additional Information, the Agreement and Declaration of Trust and the By-Laws (as each may be amended from time to time, collectively, the “Fund Agreements”) and in the Privacy Policy of the Fund and agree to be bound by their terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence. 2. I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither the Fund nor the Fund’s transfer agent will be liable for any loss, cost or expense for acting on such instructions. 3. I am aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for me and that, at this time, I can bear a complete loss of my entire investment therein. 4. I understand that under the Fund Agreements, shareholders cannot withdraw from the Fund and Shares cannot be transferred, except as provided in the Fund Agreements. I understand that liquidity will generally only be available through periodic tender offers by the Fund, that the Fund is under no legal obligation to conduct any such tender offers. Consequently, I acknowledge that I am aware that I may have to bear the economic risk of investment in the Fund indefinitely. 5. I will acquire Shares of the Fund for my own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization thereof, in whole or in part. I agree not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any number of the Shares or any interest therein, except in accordance with the terms and provisions of the Fund Agreements and applicable law. 6. I certify that I am not a Foreign Financial Institution as defined in the U.S.A. Patriot Act. 7. If I am, or am acting on behalf of, (i) an “employee benefit plan” within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “plan” within the meaning of Section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or (iii) any other entity or account that is deemed under applicable law to hold the assets of such an “employee benefit plan” or a “plan” described in (i) or (ii) above, then I hereby represent and warrant to and agree with the Fund and Ares Capital Management II LLC (the “Investment Manager”) that: • The decision to invest my assets in the Fund was made by fiduciaries independent of the Fund, the Investment Manager and their affiliates, which parties are duly authorized to make such investment decisions and who have concluded, after consideration of their fiduciary duties under applicable law, that the investment of my assets in the Fund is prudent and made in accordance with the governing documents of the applicable employee benefit plan or plan and such documents do not prohibit the investment contemplated herein, and such parties and I have not relied on any advice or recommendation of the Fund, the Investment Manager or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates;

Subscription Agreement CLASS A SHARES, CLASS D SHARES AND CLASS I SHARES Effective as of April 2022 Investor Name 2 of 11 Ares Private Markets Fund • None of the Fund, the Investment Manager or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates have exercised any discretionary authority or control with respect to my investment in the Fund, nor have the Fund, the Investment Manager or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates rendered investment advice to me based upon my investment policies or strategy, overall portfolio composition or diversification; • (a) I have been informed of and understand the investment objectives and policies of the Fund; (b) I am aware of the provisions of Section 404 of ERISA or any similar provisions of applicable law governing me (“Similar Law”) relating to fiduciary duties, including any applicable requirement for diversifying the investments of an employee benefit plan; (c) I have given appropriate consideration to the facts and circumstances relevant to the investment by me in the Fund and have determined that such investment is reasonably designed, as part of my portfolio of investments, to further the purposes of the relevant plan(s); and (d) my investment in the Fund is permissible under the documents governing the investment of my plan assets and under ERISA or Similar Law; • The terms of the Fund Agreements comply with my governing instruments and applicable laws governing me; and • My investment in the Fund will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA, Section 4975 of the Code or any applicable Similar Law. 8. If I am, or am acting on behalf of, a “benefit plan investor” (as defined in Section 3(42) of ERISA), then I hereby represent that the person acting on my behalf in exercising discretion in authorizing the investment in the Fund and executing, or directing another party to execute, this Subscription Agreement and the person acting on my behalf in exercising discretion to authorize the continued investment in the Fund (the “Fiduciary”) is: • Capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (both in general and specifically to be undertaken by the Fund), including the decision on my behalf to invest in the Fund or to continue the investment in the Fund or (if applicable) to withdraw or redeem therefrom and has made an independent determination that the terms of the Fund Agreements and the investments contemplated thereunder (including, without limitation, the payments of compensation to the Investment Manager and/or any of its affiliates) are prudent and in my best interests; • Aware of and acknowledges and agrees that (a) none of the Fund, the Investment Manager or any of their respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with my initial investment or continued investment in the Fund or (if applicable) any decision to withdraw or redeem therefrom, and (b) the Investment Manager and its affiliates have a financial interest in my investment in the Fund on account of the fees and other compensation they expect to receive from the Fund and their other relationships with the Fund, as disclosed in the Fund Agreements; • A fiduciary under ERISA or Section 4975 of the Code, or both, with respect to my investment in the Fund and is responsible for exercising independent judgment in evaluating such investment transaction; and • Aware of and acknowledges and agrees that (a) the Fund, the Investment Manager and their respective affiliates have not provided and will not provide “investment advice” (within the meaning of ERISA) to me or the Fiduciary with respect to any communications made to me or the Fiduciary concerning my initial and continued investment in the Fund or (if applicable) my withdrawal or redemption therefrom, and (2) none of the Fund, the Investment Manager or any of their respective affiliates is receiving a fee or other compensation directly from me or the Fiduciary for the provision of investment advice (as opposed to other services) in connection with my initial or continued investment in the Fund or (if applicable) my withdrawal or redemption therefrom. 9. In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, I represent, warrant and agree that to the best of my knowledge based upon reasonable diligence and investigation: • I am not (nor is any person or entity controlled by, controlling or under common control with me, or any of my beneficial owners) any of the following: (a) A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov). (b) Named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.” (c) A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force. (d) A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 or 312 of the U.S.A. Patriot Act, and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the U.S. Department of Treasury (http://www.treas.gov). (e) A foreign shell bank (See U.S.A. Patriot Act and related regulations for definition). (f) A senior foreign political figure. This restriction on senior foreign political figures also applies to any immediate family member of such Figure or close associate of such Figure (See U.S.A. Patriot Act and related regulations for definition). • No consideration that I have contributed or will contribute to the Fund: (a) Shall originate from, nor will it be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction. (b) Has been or shall be derived from, or Related to, any activity that is deemed criminal under U.S. law. (c) Shall cause the Fund or the Investment Manager to be in violation of the U.S. Bank Secrecy Act and all other federal anti-money laundering regulations. • I understand and agree that if at any time it is discovered that any of the representations in this Section 9 are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Investment Manager, in its sole discretion and notwithstanding anything to the contrary in the Fund Agreements, may undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming my investment in the Fund. • I further understand that the Fund or the Investment Manager may release confidential information about me and, if applicable, any underlying beneficial ownership, to proper authorities if the Fund or the Investment Manager, in its sole discretion, determines that it is in the best interests of the Fund in light of applicable law concerning money laundering and similar activities. • I agree to provide to the Fund any additional information that the Fund deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. I shall promptly notify the Fund if any of the representations in this Section 9 cease to be true and accurate. I agree to call the Fund if I need more information about Section 9 or if I am unsure whether any of the categories apply to me.

Subscription Agreement CLASS A SHARES, CLASS D SHARES AND CLASS I SHARES Effective as of April 2022 Investor Name 3 of 11 Ares Private Markets Fund 10. I understand that the Fund and its affiliates are relying on the certification and agreements made herein in determining my qualification and suitability as an investor in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and, to the extent permitted by applicable law, agree to indemnify the Fund, the Investment Manager and its affiliates, and their respective directors, trustees, managers, members, shareholders, partners, officers, and employees and hold each of them harmless from any liability that they may incur as a result of this certification being untrue in any respect. 11. The representations, warranties, agreements, undertakings and acknowledgments made by me in this Investor Application are made with the intent that they be relied upon by the Fund in determining my suitability as an investor in the Fund, and shall survive my investment. I agree to provide, if requested, any additional information that may reasonably be required to determine eligibility to invest in the Fund or to enable the Fund to determine the Fund’s compliance with applicable regulatory requirements or tax status. In addition, I undertake to notify the Fund immediately of any change with respect to any of the information or representations made herein and to provide the Fund with such further information as the Fund may reasonably require. 12. I acknowledge that this Investor Application shall be governed by and construed and enforced in accordance with the laws of the State of Delaware with all rights being governed by Delaware law without regard to any applicable rules relating to conflicts of laws.

Subscription Agreement CLASS A SHARES, CLASS D SHARES AND CLASS I SHARES Effective as of April 2022 Investor Name 4 of 11 Ares Private Markets Fund Ares Private Markets Fund Subscription Document The Fund accepts investments from individuals or entities with a U.S. Social Security Number or Taxpayer Identification Number. Please note that the value of your account may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law. 1. Investment — See payment instructions on first page Please check the appropriate box: o Initial Investment — Please see account minimum in section 2. o Subsequent Investment — (Please complete Sections 1, 6, 7, 10, 11, 12 and 13 only unless changes to other Sections are needed) Account # State of Sale Total $ Invested 2. Investment Instructions Initial investment minimum is $25,000 for Class A Shares and Class D Shares. Initial investment minimum is $1,000,000 for Class I Shares. The minimum additional investment in the Fund by any investor is $5,000, except for additional purchases pursuant to the dividend reinvestment plan. o Purchase by Check — Make check payable to Ares Private Markets Fund. o Purchase by Wire — Wire instructions are on cover page. o Class I Shares o Class D Shares o Class A Shares Sales Charge: o YES o NO Amount $ or % The Investor acknowledges that a sales charge of up to 3.5% of the Subscription Amount specified above may be charged by an eligible financial intermediary in connection with this investment and that only the net amount, after deduction of the sales charge, will be invested in the Fund.

Investor Name

Subscription Agreement

CLASS A SHARES, CLASS D SHARES AND CLASS I SHARES

Effective as of April 2022

ARES

Ares Private Markets Fund

3. Account Registration (check only one type below; may not be a minor)

Non-Custodial Ownership

Brokerage Account Number

- ☐ **Individual Ownership**
- ☐ **Joint Tenants with Rights of Survivorship**
  - ☐ **Transfer on Death**
    Fill out Transfer on Death Form to effect designation.
    (Available through your financial professional)
- ☐ **Tenants in Common**
- ☐ **Community Property**
- ☐ **Plan**
  Additional documentation required in section 4C.
- ☐ **Trust**
  Additional documentation required in section 4C.
- ☐ **Corporation/Partnership**
  Additional documentation required in section 4C.
- ☐ **Other** (Specify)

Custodial Ownership

Custodian Account Number

- ☐ **Traditional IRA**
- ☐ **Roth IRA**
- ☐ **Decedent IRA**

Name of Deceased

- ☐ **Simplified Employee Pension/Trust (SEP)**
- ☐ **Other** (Specify)

(Required for custodial ownership accounts.)

Custodian Information
To be completed by Custodian listed above.

Name of Custodian

Custodian Tax ID #

Custodian Telephone #

4. Subscriber Information

A. Investor Information
(Investor/Trustee/Executor/Authorized Signatory information)

First Name | Last Name

Social Security/Taxpayer ID # | Date of Birth (MM/DD/YYYY)

Telephone # | E-mail Address

Residential Address (no P.O. Box)

Street Address | City | State | Zip

Mailing Address (if different from above)

Street Address | City | State | Zip

Please Indicate Citizenship Status

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien

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Investor Name

Subscription Agreement
CLASS A SHARES, CLASS D SHARES AND CLASS I SHARES
Effective as of April 2022

ARES
Ares Private Markets Fund

B. Co-Investor Information
(Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)

First Name | Last Name

Social Security/Taxpayer ID # | Date of Birth (MM/DD/YYYY)

Telephone #

Residential Address (no P.O. Box)

Street Address | City | State | Zip

Mailing Address (if different from above)

Street Address | City | State | Zip

Please Indicate Citizenship Status

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien

C. Entity Information — Retirement Plan/Trust/Corporation/Partnership/Other
(Trustee(s) and/or Authorized Signatory(s) information MUST be provided in sections 4A and 4B)

Entity Name | Entity Tax ID # | Date of Trust

Entity Type (Select one — required)

☐ Retirement Plan
☐ Taxable Trust (First and last pages of the trust document required)
☐ Tax-exempt Trust (First and last pages of the trust document required)
☐ S-Corp (Corporate Resolution required)
☐ C-Corp (Corporate Resolution required)
☐ LLC (Plan documentation required)
☐ Partnership (Plan documentation required)
☐ Estate (Letter of Testamentary required)
☐ Other (Specify)

Check if appropriate:

☐ I am an exempt recipient as defined under U.S. federal income tax regulations (e.g., C-Corporation, financial institution, registered broker-dealer, or tax-exempt organization).

Exempt Payee Code (see IRS Form W-9 for a list of exempt payee codes): ____________________

5. E-consent

Please note that by providing an e-mail address, you are consenting to electronic delivery of Fund documentation if and when it becomes available. Your selection applies to any periodic reports and all other account-related documents that the Fund will send to you. Many of the documents will contain confidential information that is specific to your private financial matters. Regardless of the delivery method you select, the Fund will take reasonable precautions to ensure the integrity, confidentiality and security of the documents, but will not be liable for any interception.

Please note that you will first receive a hard copy trade confirmation with your account number which you will need to register your account online for electronic delivery. Once you register, the Fund will deliver a document to you by sending you an e-mail that contains a link to the document. Such selection will remain in effect as long as you maintain an investment with the Fund or until you notify the Fund of a change. The Fund does not impose any additional charge for electronic delivery, but you may incur charges from your Internet service provider and your telephone company or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

☐ I consent to electronic delivery

E-mail Address

If blank, the e-mail address provided in Section 4 will be used.

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Subscription Agreement CLASS A SHARES, CLASS D SHARES AND CLASS I SHARES Effective as of April 2022 Investor Name 7 of 11 Ares Private Markets Fund 6. Broker/Dealer or Financial Advisor Information* (must be completed) Investor Account Number at Firm Broker/Dealer or Other Advisory Firm or Financial Institution Name Mailing Address (Branch) City State ZIP Phone Number Firm CRD#/IARD# Rep Name Rep Phone Number Rep # Rep Address City State ZIP Rep Email Address * Prospective investors are advised and hereby acknowledge that the Investment Manager and/or its respective affiliates may pay ongoing consideration to intermediaries in connection with the offering and sale of Shares and/or ongoing services provided by such parties in connection therewith. 7. Distribution Instructions (Reinvestment required for IRAs) All distributions will be reinvested unless one of the following is checked: o Send all distributions to the custodian listed in Section 3. o Send all distributions to the bank or brokerage listed in Section 7. o Send all distributions via CHECK to the addess listed in Section 4. 8. Bank or Brokerage Account Information Complete this section ONLY if you do NOT wish to enroll in the Distribution Reinvestment Plan and you instead elect to receive cash distributions. Name of Financial Institution Street Address City State ZIP Name(s) on Account ABA Numbers/Bank Account Number Account Number o Checking (Attach a voided check.) o Savings (Attach a voided deposit slip.) o Brokerage

Subscription Agreement CLASS A SHARES, CLASS D SHARES AND CLASS I SHARES Effective as of April 2022 Investor Name 8 of 11 Ares Private Markets Fund 9. Cost Basis Election The Fund has elected the first in first out (FIFO) cost method as the default cost basis method for purposes of this requirement. If an investor wishes to accept the FIFO cost method as its default cost basis calculation method in respect of Shares in its account, the investor does not need to take any additional action. If, however, an investor wishes to affirmatively elect an alternative cost basis calculation method other than FIFO cost in respect of its Shares, please select one of the following: o ACST – AVERAGE COST o HIFO – HIGH COST o LIFO – LAST IN FIRST OUT o LOFO – LOW COST o LGUT – LOSS/GAIN UTILIZATION o SAAC – SINGLE ACCOUNT AVERAGE COST o SLID – SPECIFIC LOT IDENTIFICATION 10. Accredited Investor Status (must be completed) The following relates to an investor’s status as an “accredited investor.” If you are unsure in any respect as to your status, please contact your financial intermediary. The subscriber is: (write corresponding number(s) in box provided) A po tential investor qualifies as an “accredited investor” within the meaning of Regulation D under the Securities Act if: 1. The investor is a natural person who had an income in excess of $200,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year. 2. The investor is a natural person who, with his or her spouse or spousal equivalent, had a joint income in excess of $300,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year. Note: For purposes of calculating joint net worth, joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. Reliance on this joint net worth standard does not require that Shares to be purchased jointly. 3. The investor is a natural person who has a net worth (or joint net worth with his or her spouse or spousal equivalent) in excess of $1,000,000, excluding the value of the investor’s primary residence as well as the related amount of indebtedness secured by such primary residence (up to its estimated fair market value at the time of the sale of the Shares) (except that if the amount of such indebtedness outstanding at the time of the sale of the Shares exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability, and indebtedness that is secured by the investor’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of Shares shall be included as a liability). 4. The investor is a revocable grantor trust (such as a living trust) in which each grantor (a) has the power to revoke the trust at any time and regain title to the trust assets, (b) may amend the trust at any time and (c) is a natural person who is an accredited investor. 5. The investor is a trust (e.g., a personal trust) that has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the Shares, and whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Fund, and is not affiliated with the Investment Manager. 6. The investor (i) is either a corporation, a partnership, a limited liability company, an organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, or a Massachusetts or similar business trust, (ii) has not been formed for the specific purpose of acquiring the Shares, and (iii) has total assets in excess of $5,000,000. 7. The investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000. 8. The investor is an employee benefit plan within the meaning of Title I of ERISA, and (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or (iii) if a self-directed plan, the investment decisions are made solely by persons that are accredited investors. 9. The investor is a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity. 10. The investor is an insurance company as defined in Section 2(a)(13) of the Securities Act; 11. The investor is an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) or a business development company as defined in Section 2(a)(48) of the 1940 Act. 12. The investor is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958. 13. The investor is a private business development company as defined in Section 202(a)(22) of the Adviser Act. 14. The investor is a broker or dealer registered pursuant to Section 15 of the Exchange Act, as amended. 15. The investor is an entity (other than a trust) in which all of the equity owners are accredited investors. Note: It is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of entities under this paragraph (15). If those natural persons are themselves accredited investors, and if all other equity owners of the entity seeking accredited investor status are accredited investors, then this paragraph (15) may be available.

Subscription Agreement CLASS A SHARES, CLASS D SHARES AND CLASS I SHARES Effective as of April 2022 Investor Name 9 of 11 Ares Private Markets Fund 16. The investor is an investment adviser registered pursuant to Section 203 of the Advisers Act or registered pursuant to the laws of any U.S. state. 17. The investor is an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or 203(m) of the Advisers Act. 18. The investor is a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act. 19. The investor is an entity that (i) was not formed for the specific purpose of acquiring the Shares, (ii) owns investments in excess of $5,000,000, and (iii) is of a type not listed in paragraphs (4), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (15), (16), (17), or (18) above. 20. The investor is a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status (currently, a Series 7, Series 82 or Series 65 license). 21. The investor is a “family office,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, and (i) has assets under management in excess of $5,000,000, (ii) is not formed for the specific purpose of acquiring the Shares; and (iii) its prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment. 22. The investor is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, of a family office meeting the requirements in paragraph (21) above and whose prospective investment in the Fund is directed by such family office pursuant to paragraph (21)(iii) above. 11. Qualified Client Status (must be completed) The following relates to an investor’s status as a “qualified client.” If you are unsure in any respect as to your status, please contact your financial intermediary. The subscriber is: (write corresponding number(s) in box provided) A potential investor qualifies as “qualified client” within the meaning of Rule 205-3 under the Advisers Act if: 1. The investor is a natural person who, or a company that, the Investment Manager reasonably believes, immediately prior to purchasing Shares, either (a) has a net worth (together, in the case of a natural person, with assets held jointly with a spouse) of more than $2,200,000. 2. The investor is a natural person who is making an investment in Shares of the Fund of at least $1,100,000 or after the purchase of Shares has at least $1,100,000 under the management of the Investment Manager. 3. The investor is a qualified purchaser as defined in Section 2(a)(51)(A) of the 1940 Act, at the time of the investment into the Fund; or 4. The investor is a natural person who immediately prior to purchasing Shares is: (1) an executive officer, director, trustee, general partner, advisory board member or person serving in a similar capacity, of the Investment Manager; or (2) an employee of the Investment Manager who, in connection with his or her regular functions or duties, participates in investment activities of the Investment Manager and has done so for at least 12 months. 5. The investor is an entity which would be defined as an investment company under Section 3(a) of the 1940 Act, but solely for the exception from that definition provided by Section 3(c)(1) thereof (e.g., certain limited partnership and limited liability companies organized to make investments). 6. The investor is an investment company registered, or required to be registered, under the 1940 Act or is a business development company as defined in Section 202(a)(22) of the Advisers Act. 12. Acknowledgement and Signature (All account owners/trustees must sign on the following page) By signing below: • I certify that I have received and read the current Prospectus, Statement of Additional Information and Privacy Policy of the Fund in which I am investing and agree to be bound by its terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence. • I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither the Fund nor the Fund’s transfer agent will be liable for any loss, cost or expense for acting on such instructions. • I certify that I am not a Foreign Financial Institution as defined in the USA Patriot Act. AN INVESTMENT IN THE FUND IS SPECULATIVE WITH A SUBSTANTIAL RISK OF LOSS. THE FUND DOES NOT GUARANTEE ANY LEVEL OF RETURN OR RISK ON INVESTMENTS AND THERE CAN BE NO ASSURANCE THAT THE FUND’S INVESTMENT OBJECTIVE WILL BE ACHIEVED. AN INVESTMENT IN THE FUND ENTAILS SUBSTANTIAL RISKS, INCLUDING BUT NOT LIMITED TO: • LOSS OF CAPITAL, UP TO THE ENTIRE AMOUNT OF A SHAREHOLDER’S INVESTMENT. • THE FUND’S SHARES ARE ILLIQUID SECURITIES AND AN INVESTMENT IN THE FUND IS APPROPRIATE ONLY FOR THOSE INVESTORS WHO DO NOT REQUIRE A LIQUID INVESTMENT. • SHARES WILL NOT BE LISTED ON ANY NATIONAL OR OTHER SECURITIES EXCHANGE AND NO SECONDARY MARKET IS EXPECTED TO DEVELOP FOR SHARES OF THE FUND. • SHARES ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY, AND LIQUIDITY, IF ANY, MAY BE PROVIDED BY THE FUND ONLY THROUGH REPURCHASE OFFERS, WHICH MAY, BUT ARE NOT REQUIRED TO, BE MADE FROM TIME TO TIME BY THE FUND AS DETERMINED BY THE FUND’S BOARD OF TRUSTEES IN ITS SOLE DISCRETION. • AN INVESTMENT IN THE FUND IS APPROPRIATE ONLY FOR THOSE INVESTORS WHO CAN TOLERATE A HIGH DEGREE OF RISK AND DO NOT REQUIRE A LIQUID INVESTMENT AND FOR WHOM AN INVESTMENT IN THE FUND DOES NOT CONSTITUTE A COMPLETE INVESTMENT PROGRAM. YOU SHOULD CAREFULLY CONSIDER THESE RISKS TOGETHER WITH ALL OF THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN THE FUND.

Subscription Agreement CLASS A SHARES, CLASS D SHARES AND CLASS I SHARES Effective as of April 2022 Investor Name 10 of 11 Ares Private Markets Fund Under penalty of perjury, I certify that: 1. The Social Security Number or Taxpayer Identification Number shown on this application is correct. 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding. 3. I am a U.S citizen or other U.S. Person (including resident alien). 4. I am exempt from FATCA reporting. Note: Cross out number 2 if you have been notified by the IRS that you are currently subject to backup withholding. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid back-up withholding. If this is an individual retirement account, the custodian or trustee of the account is also required to execute this Application below: Signature of Owner, Trustee or Custodian Date Signature of Joint Owner, Trustee or Custodian (if applicable) Date Printed name(s) of Authorized Signer(s) (for verification purposes) If the subscriber(s) is purchasing Shares through a registered dealer or registered investment adviser that has full discretionary authority for the subscriber(s), then the broker, financial advisor or other investor representative is required to execute this Agreement below AND attach a complete copy of the documentation evidencing such discretionary authority to this Application. Name of Broker/Financial Advisor/Other Investor Representative Date Signature of Broker/Financial Advisor/Other Investor Representative 13. FINRA-registered Brokers/Representatives must complete Section 13A. SEC-registered Investment Adviser Representatives must complete Section 13B. A. Broker/Financial Advisor Information & Signatures By signing below: • I certify that I am a broker, financial advisor or other investor representative duly licensed or exempt from licensing and lawfully able to sell Shares in the jurisdiction of the legal residence of the subscriber. • I have reasonable grounds to believe that the information and representations concerning the subscriber contained herein are true, correct and complete in all respects. • I have verified that the form of ownership selected is accurate, secured all identifying and supporting documents, including, without limitation, copies of trust agreements, where applicable, and if other than individual ownership, verified that the individual executing on behalf of the subscriber is properly authorized and identified. • My firm has, acting in its capacity as agent, broker, financial advisor or other investor representative, performed functions required by U.S. federal and state securities laws, including, but not limited to Know Your Customer, Patriot Act (AML and Customer Identification) as required by its relationship with the subscriber identified in this Subscription Agreement. Name of Broker/Financial Advisor/Other Investor Representative Date Signature of Broker/Financial Advisor/Other Investor Representative Name of Registered Supervisory Principal Date Signature of Registered Supervisory Principal

Subscription Agreement CLASS A SHARES, CLASS D SHARES AND CLASS I SHARES Effective as of April 2022 Investor Name 11 of 11 Ares Private Markets Fund APMF-5857-0322 Ares Private Market Fund Contact Information: Phone: 866.324.7348 Website: www.areswms.com Email: wmsoperations@aresmgmt.com B. Registered Investor Adviser/Investment Adviser Representative Information & Signatures By signing below: • I certify that my firm is a SEC-registered investment adviser duly licensed and lawfully able to transact business in Shares in the jurisdiction of the legal residence of the subscriber. • I have made every reasonable effort to determine the eligibility, including Accredited Investor and Qualified Client status, of subscriber for this purchase of Shares and the information and representations concerning the subscriber contained herein are true, correct and complete in all respects. • I have verified that the form of ownership selected is accurate, secured all identifying and supporting documents, including, without limitation, copies of trust agreements, where applicable, and if other than individual ownership, verified that the individual executing on behalf of the subscriber is properly authorized and identified. In addition, I have taken reasonable steps to verify and document that the purpose and nature of the account is legitimate and that the client’s wealth and source of funds for this investment is not from criminal proceeds. • I represent and warrant that I have not made and will not make any representations concerning the Fund except as contained in the Prospectus or in sales materials provided by the Fund or Ares Wealth Management Solutions, LLC (the “Distributor”), and that I have not and will not distribute any other sales material relating to the Fund without the prior written approval of the Distributor. I further represent that I will retain such documents and records as required under applicable law and will make such documents and records available to (a) the Distributor or the Fund upon request; and (b) representatives of the SEC, FINRA and applicable state securities administrators upon the Distributor’s or the Fund’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. • I agree to indemnify and hold harmless the Fund, the Distributor, and their respective officers, directors, trustees, employees, affiliates or agents from and against any losses, claims, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses) claimed to have resulted from (a) my negligence or violation of any applicable law or regulation; or (b) any breach of the representations and warranties set forth herein by me or any of my officers, directors, employees or agents. • My firm has, acting in its capacity as agent, broker, financial adviser or other investor representative, performed functions required by U.S. federal and state securities laws, including, as required by its relationship with the subscriber identified in this Subscription Agreement. Name of Investment Adviser/Other Investor Representative Date Signature of Investment Adviser/Other Investor Representative Name of Registered Supervisory Principal (If Applicable) Date Signature of Registered Supervisory Principal